Exhibit 4.4

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, SA/NV (“EUROCLEAR”), AND CLEARSTREAM BANKING S.A. (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO PROLOGIS, L.P. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF Elavon Financial Services DAC, AS COMMON DEPOSITARY (THE “COMMON DEPOSITARY”) FOR EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED, AS NOMINEE OF THE COMMON DEPOSITARY. UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE, CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY.

REGISTERED	PRINCIPAL AMOUNT
No. R-1	£350,000,000
ISIN No.: XS2810268107
COMMON CODE: 281026810
CUSIP No.: 74340X CM1

PROLOGIS, L.P.
5.625% NOTES DUE 2040

PROLOGIS, L.P., a limited partnership organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to USB Nominees (UK) Limited, or registered assigns, upon presentation, the principal sum of THREE HUNDRED FIFTY MILLION STERLING (£350,000,000) on May 4, 2040 and to pay interest on the outstanding principal amount thereon at the rate of 5.625% per annum, until the entire principal hereof is paid or made available for payment.

Interest shall accrue from and including May 7, 2024 or from and including the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, and be payable annually in arrears on May 4 of each year (an “Interest Payment Date”), commencing on May 4, 2025. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be April 19 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest on this Security shall be computed on the basis of an ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association) day count convention. If any Interest Payment Date, maturity date or earlier date of redemption falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that Interest Payment Date, that maturity date or that date of redemption, as the case may be, until the next Business Day. For purposes of the notes, “Business Day” means any day, other than a Saturday or Sunday, on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London, England and in The City of New York. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of, or premium or Redemption Price, if applicable, on, and interest on this Security shall be made at the office or agency maintained for such purpose in London, initially the corporate trust office of the Paying Agent, located at 125 Old Broad Street, Fifth Floor, London EC2N 1AR, United Kingdom, in sterling.

Payments of principal of, premium or Redemption Price, if any, and interest in respect of this Security shall be made by wire transfer of immediately available funds in sterling. If the sterling is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Securities shall be made in U.S. Dollars until the sterling is again available to the Company or so used. In such circumstances, the amount payable on any date in sterling will be converted into U.S. Dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date, or if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. Dollar/sterling exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in the Company’s sole discretion on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of this Security so made in U.S. Dollars shall not constitute an event of default under the Indenture. Neither the Trustee nor the Paying Agent (as defined below) shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations. “Market Exchange Rate” means the noon buying rate in The City of New York for cable transfers of sterling as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

Each Security of this series is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of June 8, 2011 (herein called the “Base Indenture”), among the Company, Prologis, Inc. and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), as supplemented by the fifth supplemental indenture, dated as of August 15, 2013, among the Company, Prologis, Inc. and the Trustee, and the eighth supplemental indenture, dated June 7, 2017, among the Company, Prologis, Inc., the Trustee, and Elavon Financial Services DAC, UK Branch, as paying agent (hereinafter called the “Paying Agent,” which term includes any successor paying agent under the Indenture with respect to the series of which this Security is a part) (the Base Indenture, as so supplemented, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, Prologis, Inc., the Trustee, the Paying Agent and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

Securities of this series may be redeemed in whole at any time or in part from time to time at the option of the Company at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed; or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed that would be due if the Securities matured on February 4, 2040 (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus 20 basis points; plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Notwithstanding the foregoing, if the Securities are redeemed on or after February 4, 2040, the Redemption Price shall be 100% of the principal amount of the Securities to be redeemed; plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The following definitions apply with respect to the foregoing redemption provisions:

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Banker, a United Kingdom government bond whose maturity is closest to the maturity of the Securities to be redeemed (assuming that the Securities matured on February 4, 2040), or if the Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other United Kingdom government bond as such Independent Investment Banker may, with the advice of the Reference Bond Dealers, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price (i.e., yield), expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Securities to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an Independent Investment Banker.

“Independent Investment Banker” means an independent investment bank that the Company appoints to act as the Independent Investment Banker from time to time.

“Reference Bond Dealer” means three firms that are brokers of, and/or market makers in United Kingdom government bonds (each a “Primary Bond Dealer”) which the Company specifies from time to time; provided, however, that if any of them ceases to be a Primary Bond Dealer, the Company shall substitute another Primary Bond Dealer.

The Securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Securities. Except as specifically provided for herein, the Company shall not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after April 22, 2024, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become or there is a substantial probability that the Company will become obligated to pay Additional Amounts (as defined below) with respect to the Securities, then the Securities may be redeemed at the option of the Company, in whole, but not in part, at a redemption price equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest on the Securities to, but not including, the Redemption Date. Notice of any redemption shall be transmitted to Holders not more than 60 nor less than 15 days prior to the date fixed for redemption.

All payments in respect of the Securities shall be made by or on behalf of the Company without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof), the Company shall, subject to certain exceptions provided for in the Indenture, pay to a Holder who is not a United States person (as defined in the Indenture) such additional amounts (the “Additional Amounts”) on the Securities as are necessary in order that the net payment by the Company or the Paying Agent of the principal of, and premium or Redemption Price, if any, and interest on, the Securities to such Holder, after such withholding or deduction, shall not be less than the amount provided in the Securities to be then due and payable.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of, and premium or Redemption Price, if any, on, all of the Securities of this series at the time Outstanding may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, unless the principal of all of the Securities of this series at the time Outstanding shall already have become due and payable, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, Prologis, Inc. and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium or Redemption Price, if applicable, on, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of, premium or Redemption Price, if applicable, on, and interest on this Security are payable duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of £100,000 and any integral multiple of £1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, the Paying Agent and any agent of the Company, the Trustee or the Paying Agent may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee, the Paying Agent nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such, or against any past, present or future stockholder, member, partner, director, officer, employee, agent thereof or trustee, as such, of the Company or of any successor thereof, either directly or through the Company or any successor thereof, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

THE INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities of this series, and reliance may be placed only on the other identification numbers printed hereon.

Capitalized terms used in this Security which are not defined herein shall have the meanings assigned to them in the Indenture.

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Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.

PROLOGIS, L.P.
By: Prologis, Inc., its sole general partner

By:
Name: Anne DeMarco
Title: Vice President and Assistant Secretary

Attest

By:
Name: Jessica Polgar
Title: Assistant Secretary

Dated: May 7, 2024

[Signature Page to Global Note Due 2040]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee

By:
Authorized Officer

[Certificate of Authentication to Global Note Due 2040]

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address including
Zip Code of Assignee)

the within-mentioned Security of Prologis, L.P. and                            hereby does irrevocably constitute and appoint                        Attorney to transfer said Security on the books of the within-named Company with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within-mentioned Security in every particular, without alteration or enlargement or any change whatever.